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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 6, 2007

                             REGENT TECHNOLOGIES, INC.
               (Exact name of registrant as specified in charter)

         Colorado                    000-09519                84-0807913
(State or other jurisdiction        (Commission             (IRS Employer
     of incorporation)              File Number)          Identification No.)

                          6727 Hillcrest Avenue, Suite E
                               Dallas, Texas 75205
                    (Address of principal executive offices)

                                 (214) 507 9507
              (Registrant's telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01: Entry into Material Definitive Agreements


On March 6, 2007, the Company completed the formation of a new Texas corporation as a wholly owned subsidiary operating under the name Regent GLSC Technologies, Inc. ("Regent GLSC") and executed its initial purchase and sale agreement in the amount of $50,000.00 for the sale of Regent GLSC preferred stock under a private placement offering to sell 25% of the equity of Regent GLSC for $1,250,000.00. Regent GLSC was formed to participate in the "global life science commercialization" process by working with inventors and innovative research teams focused on the creation of emerging medical products. Regent GLSC's focus is the acquisition of equity in new product development and long-term participation in future income streams derived from new product marketed throughout the world. This strategy includes sitting on the boards of and shaping policy of the acquired interests to assure the highest prospect of return. Regent GLSC is currently negotiating with Texas A & M University for the acquisition of a 20% equity ownership in a new company involved in the development of a treatment for a disease of the eye known as dry age-related macular degeneration. The Regent GLSC private placement of preferred stock is subject to and dependent on a completed acquisition agreement with Texas A & M.


                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 20, 2007


                                      REGENT TECHNOLOGIES, INC.

                                      By:  /s/ David A. Nelson
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                                           David A. Nelson,
                                           President and Chief Executive Officer